Exhibit 10.4

Macquarie Bank Limited

ABN 46 008 583 542

Commodities and Financial Markets

50 Martin PlaceTelephone(61 2) 8232 3333

Sydney NSW 2000Facsimile(61 2) 8232 8341

GPO Boc 4294Internet http://www.macquarie.com.au

Sydney NSW 1164SWIFTMACQAU2S

April 30,  2018

Green Plains Commodity Management LLC

Attn: EVP of Risk

1811 Aksarben Dr.

Omaha, NE 68106

Facsimile: (402) 952-4916

Dear Sir/Madam,

Subject to the terms and conditions set forth in this agreement (as amended, modified or supplemented from time to time, this “Agreement”), Macquarie Bank Limited (“MBL”), an Australian company with limited liability and the indirect parent of Macquarie Futures USA LLC (“MFUSA”), a Delaware limited liability company registered with the U.S. Commodity Futures Trading Commission as a futures commission merchant and with whom you maintain one or more commodity interest account(s) for U.S. and/or foreign futures, options on futures contracts and/or cleared swaps (individually and collectively, the “Futures Account”), wishes to confirm the terms and conditions upon which MBL may in its sole discretion, from time to time during the term of this Agreement, provide a revolving credit facility to Green Plains Commodity Management LLC, a Delaware limited liability company (“Borrower”) in connection with the Futures Account.

The terms and conditions of this Agreement are as follows:

I.  CREDIT:

A.At MBL’s sole option and in its sole discretion, MBL may, upon the request of MFUSA on behalf of Borrower, make advances from MBL to the Futures Account for the account of Borrower from time to time in accordance with the terms hereof (“Advances”).  The amount of such Advances shall be reflected in a loan account in Borrower’s name (the “Loan Account”) maintained on the books and records of MBL.  The balance in the Loan Account shall be the outstanding amount owed to MBL by Borrower under this Agreement.  Notwithstanding anything to the contrary herein, in no event shall the total outstanding principal amount of Advances at any time (together with accrued and unpaid interest thereon) exceed the amounts set forth in Section III hereof.

Macquarie Bank Limited

B.MFUSA will request such Advances from MBL, and Advances (if made by MBL) will be applied solely to fund (i) initial margin obligations owed by Borrower to MFUSA in connection with the Futures Account (“IM Obligations”) and (ii) variation margin obligations owed by Borrower to MFUSA in connection with the Futures Account (“Non-IM Obligations”, together with IM Obligations, “Total Obligations”), in each case as determined by MFUSA in its discretion and advised by MFUSA to MBL from time to time.

C.All Advances will be made directly to MFUSA for credit to the Futures Account.  Borrower will not be entitled to receive or withdraw any funds in respect of any Advance directly from MBL or indirectly from the proceeds of Advances made on Borrower’s behalf to MFUSA by MBL.  Notwithstanding anything to the contrary herein or in the agreement governing the Futures Account (the “Customer Agreement”), if at any time any Advance is outstanding hereunder, Borrower shall not be entitled to withdraw or direct the transfer of any funds or assets from the Futures Account.

D.MBL may at any time and with immediate effect require repayment of any or all outstanding Advances, in whole or in part, together with accrued and unpaid interest thereon, on written notice to Borrower.  Upon such notice, all such amounts shall be due and payable by Borrower to MBL within two (2) business days.  In any event, all outstanding Advances and accrued and unpaid interest thereon, together with all other amounts then owing hereunder, shall be due and payable by Borrower on April 30, 2023 (“Final Maturity”), unless previously paid.

E.For the avoidance of doubt, Borrower hereby acknowledges and agrees that this Agreement does not create any commitment by MBL to provide Advances to Borrower, but merely sets forth certain terms and conditions on which MBL may in its sole discretion, from time to time, do so.

II.  ADVANCES:

A.Borrower hereby appoints MFUSA, and MBL shall be entitled to regard MFUSA, as Borrower’s lawful and irrevocable attorney-in-fact, fully empowered and authorized to make requests for Advances and transfer funds between MBL and MFUSA on Borrower’s behalf without further authority from Borrower.    All funds transferred to MBL will be transferred to the account specified in Schedule I hereto, or to such other account identified by MBL from time to time in writing.

B.In all such transfers, MBL is hereby authorized and directed to follow solely the instructions of MFUSA without Borrower’s further consent, and MBL may rely on such instructions of MFUSA without further inquiry.

Macquarie Bank Limited

C.Borrower will receive confirmation of Advances outstanding under this Agreement by means of a monthly statement.    The daily margin notification Borrower receives shall constitute notice of the balance in the Loan Account.

D.Borrower hereby authorizes MFUSA to pay interest and other amounts due and owing from time to time to MBL or to MFUSA under this Agreement, the Customer Agreement or any other agreement or instrument from available funds constituting Excess in the Futures Account as and when due.  In addition, Borrower hereby authorizes MFUSA to apply any such funds constituting Excess in the Futures Account to repay the outstanding principal amount of Advances.

For the purposes of this Agreement, “Excess” means the amount by which the Margin Equity (as defined in the Margins Handbook prepared by the Joint Audit Committee) of the Futures Account exceeds the Initial Margin Requirements (as defined in the Margins Handbook prepared by the Joint Audit Committee) of any relevant Exchange pursuant to Applicable Law. The terms “Exchange” and “Applicable Law” have the meanings given to them in the Customer Agreement.

III.  MAXIMUM CREDIT FACILITY AMOUNT:

A.

As at any date, the aggregate outstanding principal amount of all Advances made by MBL to Borrower hereunder (together with accrued and unpaid interest thereon) shall not exceed TWENTY MILLION United States Dollars (US$20,000,000.00).

B.Without limiting Section III.A above, as at any date, the aggregate outstanding principal amount of all Advances made by MBL to Borrower hereunder and used or applied to fund Non-IM Obligations (together with accrued and unpaid interest thereon) shall not exceed SEVEN MILLION FIVE HUNDRED THOUSAND United States Dollars (US$7,500,000.00).

C.If any time the aggregate outstanding principal amount of Advances (together with accrued and unpaid interest thereon) exceeds the limits set forth in Section III.A or III.B above, Borrower shall immediately make a payment to MBL to reduce such amount below such limits.

IV.  INTEREST:

Borrower agrees to pay interest on the aggregate outstanding principal balance of the Advances at a rate equal to one-week LIBOR plus 175 bps per annum.  Interest shall be charged on a 360-day annual basis and shall be payable in arrears monthly and on the Final Maturity (or other date of repayment) of Advances.  Such interest shall be reflected in the Loan Account.

V.  SECURITY:

Macquarie Bank Limited

A.Borrower hereby pledges and grants in favor of MBL and its successors and assigns, as security for Borrower’s obligations hereunder (including without limitation the repayment of Advances made hereunder and payment of interest thereon), a continuing security interest in, lien on and right of setoff against all of Borrower’s right, title and interest in, to and under (i) the Futures Account, (ii) all cash, securities, commodity contracts, swap agreements, investment property, financial assets, general intangibles and other assets transferred by Borrower to the Futures Account or otherwise held in, credited to or deposited in the Futures Account, (iii) all interest and distributions with respect to the Futures Account or property therein or credited thereto, and (iv) all cash and non-cash proceeds of any of the foregoing (the “Collateral”); provided that MBL’s security interest in the Collateral is subject and subordinate to the security interest, if any, of MFUSA in the Collateral to the extent such Collateral secures any and all obligations of Borrower owing to MFUSA (including without limitation regulatory obligations, fees, commissions and deficits or losses, and any and all margin, settlement or payment obligations and indebtedness of Borrower to MFUSA (whether prior to, on or after the date hereof)) arising from the Futures Account, commodity contracts relating to the Futures Account, and any related obligations to any clearing house or exchange (“MFUSA Indebtedness”).

B.Borrower agrees to take such action as MBL may request, and hereby appoints MBL as Borrower’s lawful and irrevocable attorney-in-fact, fully empowered and authorized to take such action on behalf of Borrower, to create, preserve, perfect or validate the security interest granted hereunder or to enable MBL to exercise or enforce its rights with respect thereto.  Without limiting the foregoing, MBL will be entitled to execute, deliver and, if necessary, file and/or register such documents, including, without limitation, Uniform Commercial Code (“UCC”) financing statements or similar statements, in any relevant jurisdiction as may be necessary or appropriate to perfect and continue MBL’s security interest in the Collateral.

C.Borrower shall not, and shall not attempt to, (i) close or transfer the Futures Account or modify any agreement or document governing the Futures Account or (ii) pledge, assign or grant a security interest in the Collateral to or for the benefit of any other person (other than MFUSA in respect of the MFUSA Indebtedness), without the prior written consent of MBL.

D.Borrower and MFUSA agree that at all times during the term of this Agreement, MBL shall be entitled to provide instructions and entitlement orders, and MFUSA shall comply with such instructions and entitlement orders, in respect of the Futures Account and the financial assets and commodity contracts therein, including in respect of the application of any value distributed in respect of a commodity contract in the Futures Account, without further consent of Borrower, and accordingly that MBL shall have “control” of the Futures Account

Macquarie Bank Limited

within the meaning of Section 9-106 of the New York Uniform commercial Code.

Without limiting the foregoing:

1.MBL shall be entitled at all times to direct MFUSA to withdraw all available funds constituting Excess in the Futures Account and transfer such funds to MBL to be applied against Borrower’s obligations hereunder.

2.During the term of this Agreement and subject to the limitation in subsection 3 below, Borrower shall not be entitled to give any instruction or entitlement order in respect of the Futures Account other than instructions as to the purchase or sale of commodity contracts in the Futures Account that are in accordance with the terms of the Customer Account (“Purchase or Sale Instructions”);

3.At any time on or following the occurrence of an Event of Default, MBL shall be entitled to deliver to MFUSA a trading termination notice (“Trading Termination Notice”).  Following delivery of a Trading Termination Notice by MBL, Borrower shall not be entitled to give any Purchase or Sale Instructions (or, for the avoidance of doubt, any other instructions or entitlement orders in respect of the Futures Account), and MFUSA shall not follow any such instructions of Borrower.

4.MFUSA shall have no liability whatsoever to Borrower for following any instruction or entitlement order from MBL.

5.In the event of any conflict between any instruction or entitlement order of MBL and (to the extent Borrower is permitted to provide instructions or entitlement orders) any instruction or entitlement order of Borrower, as determined by MFUSA in its discretion, the instruction or entitlement order of MBL shall govern.

E.Upon the occurrence of an Event of Default (as defined below), MBL shall be entitled to exercise all rights and remedies of a secured party with respect to the Collateral under applicable law, in addition to its other rights and remedies hereunder.

VI.  EVENT OF DEFAULT:

A.The occurrence of any of the following shall constitute an “Event of Default”:

1.Any failure by Borrower to pay any amount of interest or principal with respect to any Advance or any other amount due hereunder, as and when due in accordance with this Agreement;

Macquarie Bank Limited

2.Any failure by Borrower to comply with or perform any agreement or other obligation to be complied with or performed by Borrower in accordance with this Agreement;

3.Any representation made by Borrower in this Agreement proves to have been incorrect or misleading in any material respect;

4.Any failure of the Parent Guarantee to be in full force and effect;

5.MBL ceases to have a valid and perfected security interest in the Collateral;

6.Borrower is in default under the Customer Agreement, or the Customer Agreement otherwise ceases to be in full force and effect; or

7.Borrower or Guarantor (i) is insolvent or generally does not pay, is unable to pay, or admits in writing its inability to pay its debts as they become due, (ii) makes a general assignment for the benefit of its creditors, (iii) petitions or applies to any tribunal or court for the appointment of, or otherwise becomes subject to the appointment of, a custodian, receiver or trustee or similar official for itself or a substantial portion of its assets, or a secured party takes possession of all or substantially all its assets; (iv) commences or has commenced against it any proceeding under any bankruptcy, insolvency, reorganization, arrangement, moratorium or similar law in any jurisdiction affecting creditors’ rights; (v) presents or becomes subject to a petition for its winding-up or liquidation; or (vi) takes any action in furtherance of or indicating its consent to, approval or acquiescence in any of the foregoing.

B.Upon the occurrence of an Event of Default, MBL may declare all obligations of the Borrower hereunder to be immediately due and payable (and upon the occurrence of an Event of Default described in clause 7  of the definition thereof, all such obligations of the Borrower shall automatically and without need for further action by MBL become immediately due and payable).  In addition, MBL may exercise any other rights or remedies it may have under any other agreement or under applicable law.

C.Upon the occurrence of an Event of Default, and without prejudice to any other rights MBL may have, MBL may, at its option, set off any amount owed by MBL to Borrower under any agreement or instrument (whether matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation) against the amounts owed by Borrower to MBL hereunder.  To the extent such amounts are so setoff, such amounts will be deemed discharged in all respects.  MBL will give notice to Borrower of any setoff hereunder.

Macquarie Bank Limited

VII.  BORROWER REPRESENTATIONS AND AGREEMENTS:

Borrower represents, warrants and agrees as of the date of this Agreement and as of any day on which an Advance is outstanding hereunder that:

A.	it has full power, authority and legal right to enter into this Agreement and to perform all its obligations hereunder;

B.	this Agreement has been duly executed and delivered by Borrower;

C.	this Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms;

D.	the execution, delivery and performance of this Agreement:

(1)

are within Borrower’s corporate or limited liability company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of Borrower’s by-laws, certificate of incorporation, operating agreement or certificate of formation, as applicable, or other applicable documents relating to Borrower’s formation or to the conduct of Borrower’s business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound,

(2)	will not conflict with or violate any law or regulation, or any judgment, order or decree of any governmental authority,

(3)	will not require the consent of any governmental authority or any other person, and

(4)

will not conflict with, nor result in any breach in any of the provisions of, nor constitute a default under any material agreement or undertaking to which Borrower is a party or by which Borrower is bound; and

E.it owns the Collateral free and clear of all liens, claims, security interests and encumbrances (other than those in favor of MFUSA in respect of the MFUSA Indebtedness), and it will not create, incur, assume or permit to exist any other liens, claims, security interests or encumbrances on the Collateral (other than in favor of MFUSA in respect of the MFUSA Indebtedness).;

F.it has the right to pledge and grant in favor of MBL the security interest in the Collateral hereunder, and

F.MBL has a valid and perfected security interest in the Collateral (subject in terms of priority only to the security interest in the Collateral in favor of MFUSA in respect of the MFUSA Indebtedness).

Macquarie Bank Limited

G.Borrower’s jurisdiction of incorporation and chief executive office are as set forth on the first page hereof. Borrower will provide advance written notice to MBL of any change in its jurisdiction of incorporation or the address or location of its chief executive office.

VIII.  GUARANTY:

Borrower agrees to deliver to MBL on or prior to the date of this Agreement a guarantee (the “Parent Guarantee”) by Green Plains Inc. (“Guarantor”) of Borrower’s payment obligations arising under this Agreement, the Customer Agreement and any and all other obligations of Borrower to MBL or MFUSA in form and substance acceptable to MBL.

IX.  TAXES:

A. Any and all payments made by Borrower hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities, being hereinafter referred to as “Taxes”).  If and to the extent any applicable law requires the Taxes be withheld from any payment hereunder, (i) the amount of such payment shall be increased to the extent necessary to cause MBL to receive (after the withholding of such Taxes) an amount equal to the amount it would have received had the withholding of such Taxes not been required, and (ii) Borrower shall withhold such Taxes from such increased payment and pay such Taxes to the relevant taxation authority or other governmental authority for the account of MBL in accordance with applicable law.

B.Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any instrument delivered hereunder or from the execution, delivery or registration of, or otherwise with respect to, the Agreement or any instrument delivered hereunder (hereinafter referred to as “Other Taxes”).

C.Borrower shall indemnify MBL for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this section) paid by MBL or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be made promptly after the date MBL makes written demand therefor.

C.The agreements and obligations of Borrower contained in this section shall survive the termination of this Agreement and under any instrument delivered hereunder.

Macquarie Bank Limited

X.  INCREASED COSTS:

In the event that MBL determines that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by MBL (or any lending office of MBL) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on MBL’s capital as a consequence of this Agreement or any loans made by MBL pursuant hereto to a level below that which MBL could have achieved but for such applicability, adoption, change or compliance (taking into consideration MBL’s policies with respect to capital adequacy) by an amount deemed by MBL to be material, then from time to time Borrower shall pay to MBL such additional amount or amounts as will compensate MBL for any such reduction suffered.  MBL will notify Borrower of any event occurring after the date of this Agreement that will entitle MBL to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.  Determinations by MBL for purposes of this section of the effect of any increase in the amount of capital required to be maintained by MBL and of the amount allocable to this Agreement shall be conclusive.

XI.  INDEMNIFICATION:

Borrower shall indemnify MBL and MFUSA and each of their respective directors, officers, employees, agents and controlling persons (each such person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnified Party arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding and regardless of whether any Indemnified Party is a party thereto relating to the execution or delivery by Borrower of this Agreement or any agreement or instrument contemplated hereby, the making of any Advance, the performance by the parties hereto of their respective obligations hereunder, and the other transactions contemplated hereby, or the use of the proceeds of any Advance; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or willful misconduct of such Indemnified Party.  Notwithstanding any other provision of this Agreement, no Indemnified Party shall be liable for any indirect, special, punitive or consequential damages in connection with its activities related to this Agreement.

XII.  FURTHER ASSURANCES:

Macquarie Bank Limited

Borrower agrees to execute such further documents evidencing or carrying out the purpose of the foregoing terms and conditions as may be reasonably requested by (i) MBL or MFUSA or (ii) any regulatory authority having jurisdiction over MBL or MFUSA.

XIII.  CHOICE OF LAW AND CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL AND IMMUNITIES:

THIS AGREEMENT AND ANY OTHER DOCUMENTS ARISING HEREUNDER AND ALL MATTERS ARISING OUT OF OR RELATED HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE U.S. FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, AND HEREBY WAIVES THE RIGHT TO OBJECT TO THE VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURTS.

Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement.

if in any jurisdiction borrower may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, attachment (before or after judgment) or other legal process, borrower hereby irrevocably agrees not to claim, and hereby waives, such immunity.

XIV.  TERMINATION:

This Agreement will remain in effect until such time as it is terminated by Borrower or MBL at any time upon written notice to the other party to this Agreement; provided that this Agreement shall remain in effect until all obligations of Borrower hereunder have been irrevocably paid in full.

XV.  MISCELLANEOUS:

A.This Agreement is made only to Borrower and is not for the benefit of, and may not be relied upon, by any third party.  This Agreement may not be assigned or transferred by Borrower.

Macquarie Bank Limited

B.Upon execution, this Agreement supersedes and terminates any and all previous agreements between MBL and Borrower concerning credit or similar facilities with respect to the Futures Account.  Any outstanding advances under any such previous agreement shall be deemed to be outstanding under, and governed by and subject to, this Agreement.

C.This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party may execute this Agreement by signing and delivering one or more counterparts.

D.No amendment, modification or waiver of this Agreement shall be effective unless in writing and signed by each of the parties.

E.If any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement will remain in effect.

F.The powers, rights, remedies and privileges contained in this Agreement are cumulative and not exclusive of any powers, rights, remedies and privileges provided by applicable law.

G.No failure or delay in exercising any right, remedy, power or privilege in respect of this Agreement shall operate as a waiver, and a single or partial exercise of any right, remedy, power or privilege will not preclude any subsequent or further exercise of that right, remedy, power or privilege or any other.

H.Any notice or other communication in respect of this Agreement shall be in writing and delivered in person or by overnight mail to the address set forth on the first page hereof (or such other address as the party may specify to the other by notice from time to time).    A copy of any legal notices to Borrower shall be sent to the attention of the General Counsel at the address noted on the first page hereof and to fax: (402) 952-4916.

I.In the event of any conflict between this Agreement and the Customer Agreement, this Agreement will govern.

[signature page follows]

Macquarie Bank Limited

Yours sincerely,

MACQUARIE BANK LIMITED

By:/s/ Robert Trevena

Name: Robert Trevena

Title:Division Director

By:/s/ Fiona Smith

Name: Fiona Smith

Title:Division Director

ACCEPTED AND AGREED:

Green Plains Commodity Management LLC

By:/s/ Phil Boggs

Name: Phil Boggs

Title:VP Finance & Treasurer

ACCEPTED AND AGREED:

MACQUARIE FUTURES USA LLC

By:/s/ Ray Tubridy

Name: Ray Tubridy

Title:President

By:/s/ Michelle A. Crutchfield

Name: Michelle A. Crutchfield

Title:Senior Vice President

Macquarie Bank Limited

Schedule I

MBL Bank Account

Institution: Bank of NY Mellon

ABA Number: 021000018

Account Number: 890-0055-375

Account Name: Macquarie Bank Limited